Dryden Government Securities Trust
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


July 30, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Government Securities Trust
File No. 811-03264


Ladies and Gentlemen:

       Enclosed please find the Semi-Annual Report on Form N-SAR for the above named Fund for the semi-annual period ended May 31, 2007. The Form N-SAR was filed using the EDGAR system.



                                              Very truly yours,


                                              /s/ Jonathan D. Shain
                                              Jonathan D. Shain
       Assistant Secretary